SCHEDULE B
RULE 10f-3 REPORT FORM
Record of Securities Purchased
Under the Optimum Fund Trust?s Rule 10f-3 Procedures
 Peregrine Capital Management, LLC

1. Name of Fund: _ Optimum Small-Mid Cap Growth Fund _________________

2. Name of Issuer: __Gardner Denver Holdings, Inc.________________________

3. Underwriter from whom purchased: _Citicorp Global Markets___________

4. Affiliated Underwriter managing or participating in underwriting syndicate: _____________

___Macquarie Capital_________________________________________

5. Aggregate principal amount of purchase by all investment companies advised by the
   Adviser: __________$8,741,440_________________________________________________________

6. Aggregate principal amount of offering: _____$826,000,000________________

7. Purchase price (net of fees and expenses): _________20.00_________________________

8. Offering price at close of first day on which any sales were made: _______21.10_________

9. Date of Purchase: _____May 12, 2017________________________________________

10. Date offering commenced: ______February 28, 2017_____________________________

11. Commission, spread or profit: ___5.5_____% $______ / share

12. Have the following conditions been satisfied?      Yes  No

a.   The securities are:

                part of an issue registered under the Securities Act of 1933 which is being offered to the public;
                part of an issue of Government Securities;
                Eligible Municipal Securities;
                sold in an Eligible Foreign Offering; OR
                sold in an Eligible Rule 144A Offering?
      (See Rule 10f-3 Procedures for definitions of defined terms used herein.)

             __x___    _____
             _____    ___x__
             _____    __x___
            _____    ___x__
            _____    ___x__

b. (1) The securities were purchased prior to the end of the first day on  which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR

            __x___    _____
(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

            _____    _____
c. The underwriting was a firm commitment underwriting?

            __x___    _____
d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period?

            ___x__    _____
e. The issuer of the securities, except for Eligible Municipal Securities, and its predecessors has been in continuous operation for not less than three years?

            ___x__    _____
f. (1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR

(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

(i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

(ii) The principal amount of the offering of such class in any concurrent public offering?

            __x___    _____

            _____    _____

g.    (1) No affiliated underwriter of the Purchasing Fund was a direct or indirect participant in or beneficiary of the sale; OR

(2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

            __x___    _____

            _____    _____
h. Information has or will be timely supplied to an appropriate officer of   the Trust for inclusion on SEC Form N-SAR and quarterly reports to the Trust?s Board of Trustees?

            ___x__    _____

All purchases described in this report were executed in compliance with Rule 10f-3 and the Rule 10f-3 procedures adopted by the Board of Trustees of Optimum Fund Trust.

I have submitted these answers and completed this form based on all available information.

Name: __Christine Mullady _____

Title: __Chief Compliance Officer___________________

Date: ___July 7, 2017______________________________